Exhibit 5.1
The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Telephone (713) 524-4110
Facsimile (713) 524-4122

December 5, 2011

Board of Directors
Chimera Energy Corporation
Houston, Texas

Re:	Form S-1 Registration Statement
File No. 333 -177406

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Chimera Energy Corporation (the "Company") covered by a Form S-1 Registration Statement (Amendment No.2)(the "Registration Statement"), filed with the Securities and Exchange Commission on or around the date hereof, which relates to the registration of 5,000,000 shares of common stock, $0.001 par value per share (the "Shares") to be offered by the Company. All of such Shares are being sold directly by the Company in accordance with the terms of the Registration Statement and Prospectus included thereunder (including but not limited to the “Plan of Distribution” set forth therein).  As to certain matters that were not readily ascertainable, we have relied upon the representations, warranties, and statements of fact of the Company contained in the Registration Statement and Prospectus, including any documents referenced therein, and we have not sought to independently verify such matters.

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, and Bylaws, the Registration Statement (although we provide no opinion regarding the adequacy and accuracy of such Registration Statement and/or the disclosures therein), and such other documents and records as we deemed relevant in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons who have signed such documents, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

Based upon and subject to the foregoing matters discussed below, after having given due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement is declared effective and remains effective, and the Prospectus which is part thereof, and the Prospectus delivery requirements with respect thereto, are complied with and the Company fulfills all of the requirements of the Securities Act of 1933, as amended (the “Act”), throughout all of the periods relevant to this opinion (including the requirements of Section 10(a)(3) of the Act); (ii) all offers and sales of the Shares are made in a manner complying with the terms of the Registration Statement and the Act; and (iii) all offers and sales of the Shares are made in compliance with the securities laws of the states having jurisdiction thereto, we are of the opinion that the Shares, when offered, issued and paid for as described in the Registration Statement and Prospectus, will be validly issued, fully paid and non-assessable. This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement.

We have also assumed that at the time of issuance and sale, the Company will receive the full amount of the consideration for which the Board authorized the issuance of the Shares; the Company will issue a share certificate or certificates to each purchaser of the Shares certifying the number of Shares held by such purchaser, or such Shares will be registered by book entry registration in the name of such purchaser, if uncertificated; and that the Company has complied, and will comply, with all securities laws and regulations and “blue sky” laws applicable to the issuance of the Shares.

            We express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Nevada (including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting such Law and such Constitution) and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Although we have acted as special counsel to the Company in connection with this opinion letter and certain other matters, our engagement is limited and there may exist matters of a legal nature about which we have not been consulted.  Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters other than those described above, relating to the Company, the Shares or the Registration Statement.

This opinion is being delivered and is intended for use solely in regard to the transactions contemplated by the Registration Statement.  We assume no duty to communicate to you with respect to any matter which comes to our attention after the effective date of the Registration Statement or any changes in law that may thereafter occur.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

Sincerely,

/s/ The Loev Law Firm, PC
The Loev Law Firm, PC